As Filed with the Securities Exchange Commission on April 5, 2013

Registration Nos. 333-170314 and 333-170314-01

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

STREAM EXCHANGE TRADED TRUST

(Exact name of registrant as specified in its charter)

Delaware	6799	27-6620981
(State of Organization)	(Primary Standard Industrial Classification Number)	(I.R.S. Employer Identification Number)

STREAM S&P Dynamic Roll Global Commodities Fund c/o STREAM Exchange Traded Trust 787 Seventh Avenue New York, New York 10019 (212) 841-2000	M. Andrews Yeo BNP Paribas Quantitative Strategies, LLC 787 Seventh Avenue New York, New York 10019 (212) 841-2000
(Address, including zip code, and telephone number including area code, of registrant’s principal executive offices)	(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Michael J. Schmidtberger, Esq. James C. Munsell, Esq. Sidley Austin LLP 787 Seventh Avenue New York, New York 10019	Andrew Alter, Esq. BNP Paribas Quantitative Strategies, LLC 787 Seventh Avenue New York, New York 10019

Approximate date of commencement of proposed sale to the public:

As promptly as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

.

EXPLANATORY NOTE

Deregistration of Unsold Securities

This Post-Effective Amendment No. 1 to the Registration Statement on Form S-1 (Registration No. 333-170314) is being filed to remove from registration all of the securities that remain unsold thereunder as of the termination of the offering in accordance with the undertaking required by Item 512(a)(3) of Regulation S-K. The registrant expects that the offering will be terminated on April 15, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Managing Owner of the Registrant and STREAM S&P Dynamic Roll Global Commodities Fund, a series of the Registrant, has duly caused this Post-Effective Amendment No. 1 to the Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, state of New York, on the 5th day of April, 2013.

STREAM Exchange Traded Trust
STREAM S&P Dynamic Roll Global Commodities Fund, a series of STREAM Exchange Traded Trust

By:	BNP Paribas Quantitative Strategies, LLC
its Managing Owner

By:	/s/ Bruno d’Illiers
Name: Bruno d’Illiers
Title: Director

By:	/s/ M. Andrews Yeo
Name: M. Andrews Yeo
Title: Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement on Form S-1 has been signed by the following persons on behalf of the Managing Owner of the Registrant and STREAM S&P Dynamic Roll Global Commodities Fund, a series of the Registrant, in the capacities and on the date indicated.

BNP Paribas Quantitative Strategies, LLC Managing Owner of the Registrant and STREAM S&P Dynamic Roll Global Commodities Fund, a series of STREAM Exchange Traded Trust

/s/ M. Andrews Yeo Name: M. Andrews Yeo	Director Chief Executive Officer (Principal Executive Officer)	April 5, 2013

/s/ George L. Parry Name: George L. Parry	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	April 5, 2013

(Being principal executive officer, the principal financial and accounting officer and all of the directors of the Board of Directors of BNP Paribas Quantitative Strategies, LLC)

BNP Paribas Quantitative Strategies, LLC, Managing Owner of the Registrant and STREAM S&P Dynamic Roll Global Commodities Fund, a series of STREAM Exchange Traded Trust

/s/ M. Andrews Yeo Name: M. Andrews Yeo	Director Chief Executive Officer (Principal Executive Officer)	April 5, 2013

/s/ George L. Parry Name: George L. Parry	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	April 5, 2013

/s/ Bruno d’Illiers Name: Bruno d’Illiers	Director	April 5, 2013